SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) November 4, 2003

ITXC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-26739	22-3531960
(State of	(Commission File Number	(IRS Employer
incorporation)		Identification No.)

750 College Road East, Princeton, New Jersey		08540
(Address of principal executive offices)		(Zip Code)

609-750-3333

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On November 4, 2003, ITXC Corp. (the “Company”) and Teleglobe International Holdings Ltd (“Teleglobe”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, announcing that they have signed a definitive agreement and plan of merger providing for the acquisition of the Company by Teleglobe. By means of a further Current Report on Form 8-K, the Company plans to file a copy of such definitive agreement in the near future.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits

As described in Items 5 and 12 of this Report, the following Exhibits are furnished as parts of this Current Report on Form 8-K:

99.1	Press Release of ITXC Corp. dated November 4, 2003 disclosing the execution of an agreement and plan of merger.

99.2	Press Release of ITXC Corp. dated November 4, 2003 disclosing results for the three months ended September 30, 2003.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 4, 2003, the Company issued a press release regarding results for the three months ended September 30, 2003. A copy of this press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The press releases attached hereto as Exhibits 99.1 and 99.2 disclose historical information regarding the Company’s results of operations for the three months ended September 30, 2003 and/or the Company’s financial condition as of September 30, 2003.

In accordance with General Instruction B.6 of Form 8-K, Exhibit 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ITXC CORP.

By:	/S/ THEODORE M. WEITZ
Name: Theodore M.Weitz
Title: Vice President

Date: November 4, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of ITXC Corp. dated November 4, 2003 disclosing the execution of an agreement and plan of merger.

99.2	Press Release of ITXC Corp. dated November 4, 2003 disclosing results for the three months ended September 30, 2003.